Exhibit 99.1

Event Name: Dress Barn, Inc. Merger Agreement with Tween Brands, Inc.
Event Date: 2009-06-25

CORPORATE PARTICIPANTS

James Palczynski
Integrated Corporate Relations - IR

David Jaffe
Dress Barn, Inc. - President and CEO

Mike Rayden
Tween Brands - Chairman and CEO

Rolando de Aguiar
Tween Brands - CFO

Armand Correia
Dress Barn, Inc. - SVP and CFO

CONFERENCE CALL PARTICIPANTS

Oliver Chen
Citigroup - Analyst

Scott Krasik
C.L. King - Analyst

Sam Panella
Raymond James - Analyst

Chris Kim
JPMorgan - Analyst

Robin Murchison
SunTrust Robinson Humphrey - Analyst

Linda Tsai
MKM Partners - Analyst

Janet Kloppenburg
JJK Research - Analyst

Dana Telsey
Telsey Advisory Group - Analyst

Greg Margolis
Visium Asset Management - Analyst

Eric Marzucco
Dominick & Dominick - Analyst

PRESENTATION
Operator:

Good morning, ladies and gentlemen. Welcome to the Dress Barn, Inc.'s conference call to discuss the Company's merger agreement with Tween Brands, Inc. At this time, all participants are in a listen-only mode. Later the Company will hold a question-and-answer session and instructions will follow at that time.

As a reminder, this conference call is being recorded and will be available for replay later today. Information on how to access the replay is available in the news release issued earlier today. I would now like to turn the call over to your host for today's call, Mr. James Palczynski from ICR. Please proceed.

James Palczynski  - Integrated Corporate Relations - IR

Good morning, everybody. Before we get started, I would just like to remind all our participants that remarks made by management during the course of this call may contain forward-looking statements that are made pursuant to and within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995 as amended. Such forward-looking statements include known and unknown risks and uncertainties that can cause actual future results to differ materially from such statements. Those risks and uncertainties are described in today's news release as well as each company's respective filings with the Securities and Exchange Commission, and I would refer you to those documents.

I would like to now turn the call over to Mr. David Jaffe, President and Chief Executive Officer of Dress Barn, Inc.

David Jaffe  - Dress Barn, Inc. - President and CEO

Thanks, James. Good morning and thank you for joining us to discuss our transaction with Tween Brands. Joining me today is Mike Rayden, Chairman and CEO of Tween Brands; Armand Correia, our CFO; and Rolando de Aguiar, CFO of Tween Brands; as well as Julie Sloat, VP of Corporate Finance and Investor Relations for Tween Brands.

This is a very exciting announcement for our two companies. We believe that we have found another strategically compelling transaction to drive superior value to our shareholders as well as those of Tween Brands. Justice is a great concept with a large base of customers with strong recognition and acceptance in a very large market. The Justice brand is an excellent complement to our existing businesses as it diversifies us into a new and attractive demographic.

Our value-driven fashion-oriented assortments and the high service levels at both dress Barn and maurices have been particularly well-received in this very difficult market environment. The refocusing of the Tween Brands organization on its Justice brand has generated a position similar to our own, providing trend right fashion at value price points to consumers. We believe this is a winning strategy and is a formula with which we are well acquainted.

I will go through the terms of the deal in a minute, but I want to make clear that we expect the transaction to be earnings neutral in our first full year of combined operations and accretive thereafter. We believe that there is an excellent opportunity to significantly grow the operating margin for the Justice business over the next several years.

Our 2005 acquisition and subsequent integration of maurices has been executed well. We continue to improve our operations, identify and implement best practices across each of our concepts, and retain a disciplined approach to cost control and merchandising. The Justice business will remain in its corporate headquarters and DC near Columbus, Ohio. We are very pleased that Mike Rayden will continue to lead his team as the head of our Justice subsidiary. We are confident that we can help them complete their strategic transition in a timely and efficient way.

As a result of the success we have had, Dress Barn, Inc. has generated and preserved a large pool of cash. At the end of the last quarter, we reported cash and short-term investments of approximately $360 million and had a debt to capital ratio of 2.5 times. While we felt the effects of the macroeconomic environment along with the rest of our industry, our performance has remained relatively strong and we are currently in a significant position of strength versus many of our competitors.

When the transaction closes, we will have tremendous scale. We will be operating in excess of 2400 stores across three well-positioned concepts. On a pro forma trailing 12-month basis, we have produced in excess of $2.4 billion in net sales. We have been able to translate revenues into increased sales productivity, margin, cash flow, and earnings first at dress barn, then at maurices, and we intend to do so once again with Justice.

We are excited to see incremental benefits of scale as we work to negotiate leases, secure good prices for overseas production, find another cost savings -- other cost savings opportunities, and to extend best practices identified in each of our concepts to the others.

One significant issue that has impacted Tween Brands is its access to capital. The macroeconomic environment has created constraints on the availability of credit, increased the cost of credit, and put pressure on consumer spending. As a result, some fundamentally very sound companies have come under intense pressure. With this transaction, the bank debt that has limited Justice's strategic and operational development will be repaid.

We understand that access to funding has not been the only challenge Tween Brands has faced and we will make other adjustments and address other issues to create a more effective operation. Importantly, we are in an excellent position to support the necessary capital expenditures for store design, fixtures, and systems development. While some of the changes required to generate incremental profitability and value will develop over a longer course of time, there will of course be some immediate opportunities in terms of duplicative public company costs.

We will be thoughtful about how we organize our consolidated business following the transaction and are committed to creating a highly efficient structure.

That said, since last August, some of the tough decisions and good choices to streamline the operations at Tween Brands have already been made and we believe that the operations are generally both lean and capable. Tween Brands will now be able to complete its transition to the Justice-only strategy with a delevered balance sheet and the various resources that this newly broader, deeper, and more capable organization can provide.

I would like to now detail the terms. The transaction will carry a net total cost of $230 million. We will pay $157 million in the form of 11.8 million newly issued shares of Dress Barn stock to the common shareholders of Tween Brands. The transaction price we have proposed represents a 20% premium to yesterday's closing market price for Tween Brands. In addition to the stock exchange, $165 million of Tween Brand's (outstanding debt will be repaid. I also note that following the transaction, our consolidated balance sheet will continue to be very strong, with over $200 million in cash and investments.

With that, I would like to turn to Mike Rayden to make a few comments.

Mike Rayden  - Tween Brands - Chairman and CEO

Thanks, David. I am very excited to announce this morning that Tween Brands will be joining forces with Dress Barn. I believe that this combination is in the best interest of Tween Brands shareholders because it will allow the Company to complete its brand transition in an environment that reduces our bank debt as well as reduces the Company's risk exposure, external pressure, and influences.

While we were successful in amending our credit facility in February and continue to make excellent progress, the elimination of the bank debt will allow Tween Brands to efficiently accelerate its transition to the Justice brand. We will be able to direct our efforts and focus toward the success of the operations, ensuring that the product is exactly what our girl wants when she wants it and that the price points are compelling, that our marketing activities are driving the customer behavior we seek, and that we are in the locations that can optimally drive sales and earnings. And less resources will be spent on the address of external pressures which will be alleviated as a result of this transaction.

As I have mentioned on several occasions throughout the months following our announcement to the transition to the Justice store brand, value and price are at the top of the consumer’s lists. And that this is indeed a secular shift in consumer behavior that we are seeing.

Tween Brands took its first bold step last year to position itself to successfully compete in the new environment by shifting to the more value-oriented Justice brand. In phase 2 of our evolution, we plan to join with two powerhouse concepts that are very well established in the value specialty retail space, dress barn and maurices, in an effort to galvanize our value proposition.

As David mentioned, we believe that the combination of our organizations provides cost-saving opportunities that should produce incremental shareholder value that could not otherwise be realized if this transaction did not occur. We know that both organizations offer a wealth of talent and operational expertise. We intend to leverage these assets to expand margins, generate earnings, and drive shareholder value as we bring the organizations together. David?

David Jaffe  - Dress Barn, Inc. - President and CEO

While there's a lot of work to be done to complete this transaction, we are writing another exciting chapter in the history of what was once a small family business. Each of our associates and managers has been an important part of this growth, and I know I speak for the whole company when I say how pleased we are to welcome the Tween Brands organization into our family. In advance, I would like to thank everyone at both companies for their dedication, continued hard work and commitment to excellence.

We can address your questions in just a moment. I just note that there is, of course, a lot of publicly available information about the past performance of the Tween Brands business and I would remind you that while we have announced the deal, it is still subject to customary closing conditions. Once we reach closing, we expect to share a more detailed level of information about our specific plans and objectives.

Thanks for your attention, and operator, we would now like to open it up to questions.

QUESTION AND ANSWER

Operator

 (Operator Instructions) Kimberly Greenberger, Citigroup.

Oliver Chen  - Citigroup - Analyst

It's Oliver Chen for Kimberly Greenberger. We had a question related to how this deal enables you to more efficiently accelerate the transition in terms of… are you able to conduct more CapEx spend? Or could you just elaborate on that point? Secondly, could you speak to the future of the Limited Too product in the stores?

Mike Rayden  - Tween Brands - Chairman and CEO

Yes, I think the first question… surely the financial strength of the company combined is much better than the financial strength of Tween Brands alone. And therefore any necessary capital expenditures that are going to provide value to the shareholders and improve the business are now available, since we were reduced to the opportunity to only spend $10 million a year in '09 based on our bank amendment.

But I think if you are asking me what is really going to help us accelerate our business, I think that by taking away much of the public company -- and I say that very -- with great respect -- is now going to move over to David's side of the equation and I believe that myself and my team here at Tween Brands can now focus on what we really do best, which is merchandising, product development, marketing, etcetera And I think that focus without all the distractions that we have had from a financial standpoint will improve our performance rapidly.

And as it relates to the Limited brand, I believe that the Limited brand will be -- license will be continued for the foreseeable future but our current plans for the Limited Too brand… we have bought merchandise for the back-to-school season and we will continue to evaluate that decision as that merchandise comes in.

Oliver Chen  - Citigroup - Analyst

Could you also speak to your feelings on how complementary the different customers are? Do you think there is synergies between the Tween Brands customer as a future potential Dress Barn customer?

Mike Rayden  - Tween Brands - Chairman and CEO
You know, if a Dress Barn's customer is in her 40s and if the maurices customer is in her mid-20s, my girls all -- those are my girls' moms. We have not done database overlays yet and all of that, but I'm sure there will be synergies by combining these three large databases to better communicate to the consumers and take advantage of where the overlaps may come.

Oliver Chen  - Citigroup - Analyst
Finally, as a separate subsidiary, do you think achieving cost synergies will be more difficult or is that the best strategy for your growth potential?

Mike Rayden  - Tween Brands - Chairman and CEO
I didn't catch that.

Oliver Chen  - Citigroup - Analyst
As a separate sub, do you think achieving cost synergies will be more challenging? Do you think between --?

Mike Rayden  - Tween Brands - Chairman and CEO
I don't know why that would be the case. Clearly there are some duplicative things we do both as public companies, which are pretty obvious. And we are really not looking to decimate I don't think at this point the Tween Brands organization on the front end. We've eliminated almost all the redundancies and even did a lot of the back end stuff. But I don't think it will be more difficult, but I don't think our focus here is on cost-cutting. Our focus here is on improving the margins and driving our top line and seeing where the synergies of these three brands can help each other to grow all three businesses and improve our productivity and margins in the stores.

Oliver Chen  - Citigroup - Analyst
Thank you.

Operator:
Scott Krasik, C.L. King.

Scott Krasik  - C.L. King - Analyst
Hi, guys. Thanks. David, maybe talk about how you ended up deciding to structure this as an all equity deal.

David Jaffe  - Dress Barn, Inc. - President and CEO
Well, I think two things. One, we were very concerned about having a strong balance sheet because I don't know when the macro environment is going to change. So we were thoughtful about that. We wanted to make sure to repay the debt so we didn't have that burden hanging over DB, Inc. go forward. And from the other side, we wanted and the Tween Brands Board also wanted them to have equity. They weren't willing to do a deal for cash because they wanted to benefit from the upside that we all think is going to happen from this transaction.

Scott Krasik  - C.L. King - Analyst
Okay, so basically to get a deal done, Tween is sitting there saying we are a breakeven $5 stock. We still need some upside to this. Is that really it?

David Jaffe  - Dress Barn, Inc. - President and CEO
I'm not sure I would characterize it that way. I think everybody saw the potential by putting it together, looking at what Dress Barn and maurices have been able to do together and looking at some of the synergies that we see down the road. It just made sense. Let's get through some of the stumbling blocks we have in front of us now with the economy and with Tween Brands balance sheet. Once those are resolved, I think this is going to be a great growth opportunity for DB, Inc.

Scott Krasik  - C.L. King - Analyst
Okay, then the 230 that you quoted, that was net of their $80 million plus of cash, is that right?

David Jaffe  - Dress Barn, Inc. - President and CEO
That's correct.

Scott Krasik  - C.L. King - Analyst
Okay, Mike, maybe talk about of the 910 stores or so you had at the end of the year, how many are still branded Limited Too if any?

Mike Rayden - Tween Brands - Chairman and CEO
There are somewhere between 30 and 40 stores that still have the Limited Too brand in the entire fleet. And the only reason that those haven't been rebranded is because they are in certain stages of lease renegotiation and we saw no reason to spend the money to do that. And so those negotiations are resolved. But basically the entire fleet has been rebranded.

Scott Krasik  - C.L. King - Analyst
And is it roughly the 575 of legacy Limited Too stores are mall-based and then the remainder are strip and power center?

Mike Rayden - Tween Brands - Chairman and CEO
It doesn't really work like that just because Limited Too has 575 stores, they are really not all malls. So we have slightly under 500 stores actually that are mall stores as opposed to strip, outlets, lifestyle center, etcetera.

Scott Krasik  - C.L. King - Analyst
Okay, and it's a pretty mature base, I would assume. How many doors are you touching of that 500 mall or under 500 mall a year now in the next few years, where you can either truly renegotiate the lease or get out of it to focus on strips and centers?

Mike Rayden - Tween Brands - Chairman and CEO
We have next year what will be most likely 200 lease action opportunities either through kick out or renewal. That's a pretty large portion of the fleet. And even though you say we are a mature fleet, we are not. The average age of our store is under five years. We can't forget the Justice concept had something like 350, 360 stores and over the last couple of years, 190 or so of those were just built. So those are relatively new stores within the fleet. And we are looking to just pick the best real estate. We are agnostic to whether it's a mall or a strip depending on the opportunity and the cost of operating that business.

Scott Krasik  - C.L. King - Analyst
Okay, and forgive me for not being an expert, the only Justice store I have been in is at the waterfront in Pittsburgh. It's a converted Limited Too store. I was in there a couple weeks ago and it still looked like a Limited Too store to me just with sort of Justice on the outside. How would you characterize the state of the conversions? Are they where you want them to be?

Mike Rayden - Tween Brands - Chairman and CEO
We announced when we did this that what we were going to do was change signage only. There wasn't any need in our mind to change the Limited Too stores and redesign them. They were all designed with the customer in mind when they were designed. The fleet is in outstanding physical shape and the Limited Too customers were not not shopping our stores because of the look and decor. They were not shopping the stores because of the pricing and their decision on value as relates to this new economy.

Scott Krasik  - C.L. King - Analyst
Okay. And then just one last question. What have you said about your SG&A? It looked like first quarter you are on about a 255, 260 run rate. Is that accurate or does it pick up in the back half in a big way?

Mike Rayden - Tween Brands - Chairman and CEO
I'd don't think right now we would like to address that. We haven't really given the guidance at this point and until we become joint companies, we are going to stay with that posture for the moment. We had a nice savings as you could see in SG&A in the first quarter and we expect to continue to have savings as we move further into the year.

Scott Krasik  - C.L. King - Analyst
Well, just because I haven't followed Tween Brands, what did you announce in terms of streamlining last year then?

Mike Rayden - Tween Brands - Chairman and CEO
Rolando can help me here on this one.

Rolando de Aguiar  - Tween Brands - CFO
Well, we had -- last year we announced we were going to save approximately $25 million to $30 million in SG&A and then we had another restructuring announcement this past February that we were going to save an additional $7.5 million.

Scott Krasik  - C.L. King - Analyst
Okay, thanks very much. Good luck, guys.

Operator:
Sam Panella, Raymond James.

Sam Panella  - Raymond James - Analyst
Good morning, everyone. Just curious, David, sort of compare/contrast this acquisition with maurices. It seems like Tween Brands is in a bit more of a state of transition than maybe maurices was when you acquired that concept. Can you just talk a little bit about that and your thoughts?

David Jaffe  - Dress Barn, Inc. - President and CEO
Well, it is different and both of them are different companies at different stages of their development. maurices is and, at the time, was a terrific company that had significant growth potential and by coming together we were able to get significant synergies. Here, we have a business that is a tremendous business with two brands that is now being converted to one. A fairly large store fleet of over 900 stores and, as mentioned, they have hit a block or two and so coming in it's about helping them restore their business.

This is a unique niche. There's really no direct competition for a girl's tween specialty store. So it is a great opportunity to engage that customer the way she was engaged a year or two ago when the business -- the Justice business was comping up 20% year after year. So I think this is a short-term situation and we feel very, very confident in Mike and his team's strategy to get the business going again.

Sam Panella  - Raymond James - Analyst
Okay, and just one follow-up. When you are talking about the EPS impact being neutral in the first full year and accretive in the second year, sort of what type of targets do you have with the Justice division from an operating margin or sales per square foot target, just to get some sense of what you are looking for there?

David Jaffe  - Dress Barn, Inc. - President and CEO
You know, Sam, we're a little early in the game for that, so I am not going to be able to help you with anything too specific on margins or numbers. My lawyer is looking at me with a stern eye. So when we close we are going to have kind of an all hands meeting and we will get everybody together and we will go through all the numbers in a lot more detail. At this point it would just be premature.

Sam Panella  - Raymond James - Analyst
And then one last question, then. Mike, will you be staying on board indefinitely or just through the transition? Just get some sense of timing there.

Mike Rayden  - Tween Brands - Chairman and CEO
Well, I hope I stay on. I can't give you indefinitely. I don't want to die here. But I am definitely planning on staying for the transition to success, not the transition just to get through this.

Sam Panella  - Raymond James - Analyst
Okay, great. Thanks and good luck, guys.

Operator:
Chris Kim, JPMorgan.

Chris Kim  - JPMorgan - Analyst
Thanks. David, could you talk a little about your total liquidity position post the deal? You mentioned you would have $200 million in cash. Is that enough? Or would you need to enhance that with additional bank lines or anything like that?

David Jaffe  - Dress Barn, Inc. - President and CEO
I think that's a good question, Chris. We think it will be at least $200 million. So we're very confident in our cash position and that is cash and investments, by the way. Secondly, we are working with our banks and they have expressed interest in working with us to expand our line from $100 million to $200 million. And as you know, we've never pulled down any money on that line, but we use it for LCs. So we think it is prudent to have that availability and we intend to have that in place by the closing.

Armand Correia  - Dress Barn, Inc. - SVP and CFO
I think I would just add, Chris, there is no anticipation of utilizing that facility.

Chris Kim  - JPMorgan - Analyst
And you mentioned some of these duplicative costs. Any chance you could quantify some of them particularly operating as a public company? What are we talking about?

David Jaffe  - Dress Barn, Inc. - President and CEO
I think that's another one of those issues that we are going to punt on until October, until the closing. We have some ideas. We need to really drill down on them and in the numbers we have presented, we've been extremely conservative in our assumptions about synergies.

Chris Kim  - JPMorgan - Analyst
Thanks so much. Best of luck.

Operator:
Robin Murchison, SunTrust.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
Thank you very much. Good morning, guys. Mike, I don't know your company either and you are at 900 stores now. Is there some sort of system size, plate size that you all have goals to get to?

Mike Rayden  - Tween Brands - Chairman and CEO
We believe and we still believe today that we have an opportunity to be 1100 to 1200 stores. We have established a hit list going forward based on our current observations that gets us easily within that range. There's a big country out there and since we operate in all types of real estate from power strips to lifestyle to outlets, I think there is easily that opportunity over time as we get our top line and return to our historical levels of operating margins for that to happen.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
Would you just tell me -- I mean, what was your historical run rate op margin in a better environment?

Mike Rayden  - Tween Brands - Chairman and CEO
I think for almost over a decade, we probably averaged somewhere between 9.5% and 11% margins and I guess if you really wanted to split hairs, 10% operating margin on a consistent basis for a decade.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
And David and Armand, if you will, so you expect to close the deal in the fourth quarter calendar this year, which is sometime in your second quarter FY '10?

Armand Correia  - Dress Barn, Inc. - SVP and CFO
Correct.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
And the deal is expected to be --

Armand Correia  - Dress Barn, Inc. - SVP and CFO
Robin, let me just stop you. That's in our first fiscal quarter.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
Pardon me?

Armand Correia  - Dress Barn, Inc. - SVP and CFO
It is -- we anticipate closing this deal in our first fiscal quarter ended October.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
October, okay.

Armand Correia  - Dress Barn, Inc. - SVP and CFO
So it will be within that quarter.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
Okay, in the October quarter. Okay, I thought I had read expected to close in the fourth quarter of calendar 2009 in the press release. No?

David Jaffe  - Dress Barn, Inc. - President and CEO
That's right, so October is fourth calendar quarter and its first fiscal quarter.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
Right, okay. Got you. Now so it's supposed to be earnings neutral in the first full year, so I'm guessing and I know your lawyers are sitting there you are clearly expecting some expense, some hit to the second half of your fiscal year '10.

David Jaffe  - Dress Barn, Inc. - President and CEO
I can't answer that, Robin, as you know, but also we really haven't quantified the specifics. You know, some of these deal costs for example get expensed. Some get capitalized. So I think we really need to sit down and go through everything with a lot more detail than we have been able to do to date. So that is what we will do in October with all of it.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
Okay, so FY '11 is neutral to earnings and then FY '12 -- July 12 -- then we are looking at accretion?

David Jaffe  - Dress Barn, Inc. - President and CEO
Correct.

Robin Murchison  - SunTrust Robinson Humphrey - Analyst
Okay. Thanks, guys.

Operator:
Linda Tsai, MKM Partners.

Linda Tsai  - MKM Partners - Analyst
Yes, hi. Are there any possible impediments to the deal closing? And then are there penalties if either side backs out?

David Jaffe  - Dress Barn, Inc. - President and CEO
Well, the impediments are that we've got to get shareholder approval from the Tween Brands shareholders, so we will be issuing -- Tween Brands will be issuing a proxy in the coming weeks. We have to get governmental approvals for things like Hart-Scott-Rodino. And while we don't expect any challenges or any issues on either one of these, yes, both of those are necessary for closing.

I am not sure -- I'm sure the lawyers could come up with some other reasons why it couldn't close, but we feel highly confident that it will close.

Linda Tsai  - MKM Partners - Analyst
Okay and then are there penalties if either side backs out?

David Jaffe  - Dress Barn, Inc. - President and CEO
Sure, there are. I'm not going to sit here and quantify them for you because nobody has any intention of backing out.

Linda Tsai  - MKM Partners - Analyst
Okay.

David Jaffe  - Dress Barn, Inc. - President and CEO
But this is a merger agreement. There's lots of obligations on both parties up until and through the time of closing.

Linda Tsai  - MKM Partners - Analyst
Okay, then Mike, with better access to funding now, does this bring back the idea of pursuing the dual gender concept that would compete with Walmart?

Mike Rayden  - Tween Brands - Chairman and CEO
I think that that is way down the road. Our first priority is to fix what we've got. We have got a fleet of 900 great stores that up until 2008 were highly productive and profitable and our entire focus is to fix what we've got and not get distracted with anything else.

Linda Tsai  - MKM Partners - Analyst
What do you see as the low hanging fruit right now in terms of opportunity?

Mike Rayden  - Tween Brands - Chairman and CEO
I think our biggest priority today is to sort of get through the timing of any consumer confusion still that might exist on the transition. And then secondly and most important, is that communicating and delivering the price value equation that the consumer mom and the girl today are looking for. We believe that our product, our environment, our convenience factors, all of the typical key elements of a successful retail brand are strongly entrenched and that we just need to get across that new value message in a clearer, stronger manner and take a little bit more time, a little more patience to convert from two brands, Limited Too to Justice, which I think will sort of finish itself out as we get towards the end of the year.

Linda Tsai  - MKM Partners - Analyst
Great, thanks and good luck.

Operator:
Janet Kloppenburg, JJK.

Janet Kloppenburg  - JJK Research - Analyst
Hi, David. Congratulations. I was just wondering if you could talk a little bit about the savings opportunity from the consolidation. In other words, will the business -- and I think it's located in Columbus -- will it continue to operate out of Columbus? Or will there be a shrinking of that corporate base in Columbus? And what about the distribution side of the business? Is there any opportunity for consolidation there? And then I have a couple other questions.

David Jaffe  - Dress Barn, Inc. - President and CEO
All right, starting with that, no, we are going to keep everything here. They have terrific facilities and frankly there is no room at our Dress Barn and maurices facilities to take on a business of this size. So this business is run really efficiently. They have got terrific people here in Columbus that like Columbus, and so we are very happy to be able to keep it here. So the savings we are seeing and hope to realize will come from other places. Just like with maurices, remember everything stays in Duluth and the DC, Des Moines, and that's worked out pretty well as well.

Janet Kloppenburg  - JJK Research - Analyst
So can you give us a hint, maybe some just category, category areas where we will see greater efficiencies and savings?

David Jaffe  - Dress Barn, Inc. - President and CEO
Well, think of the areas that one area has got an expertise and the other one doesn't, very easy to look at sourcing. The model is very different for direct sourcing at Tween Brands than it is at Dress Barn and maurices. I'm not saying one is better or worse than the other but we can learn from each other there.

E-commerce is being done very well at Tween Brands and as you know, we are just going to be launching it at maurices this fall. So I think we've got -- there's going to be a lot of learnings there and we are hoping to launch Dress Barn the following year. Those are just a couple and obviously there are all the redundancies of functions like public company expenses and whatnot that we think we will be able to do much more efficiently.

Janet Kloppenburg  - JJK Research - Analyst
And then when you say there's a lot of growth opportunity at Tween Brands, you know we heard about the expansion opportunity. Is that something that is up front and center or will you be focusing on operating margin improvement and then moving onto expansion later? Or should we look forward to this helping your -- the Dress Barn Company's overall square footage expansion rate increase?

David Jaffe  - Dress Barn, Inc. - President and CEO
Well, I think, Janet, when I meant growth I didn't just mean topline growth. Clearly I think we are all focused on growing the margin line back to near historical levels. And that will be our first focus. I think there's a lot of real estate opportunities that Mike alluded to earlier to possibly transition some of the mall stores to off mall. So we are going to look to rationalize this business the best way possible. I don't think we are in a rush to open up another 200 stores, as Mike said earlier. That may come down the road, but clearly what we need to do is get the business working again the way it was a couple years ago.

Janet Kloppenburg  - JJK Research - Analyst
Okay and just a last question then. Will you be scrubbing the store base of Justice/Limited Too and are there opportunities for perhaps some store closings as a result  of this deal?

David Jaffe  - Dress Barn, Inc. - President and CEO
Yes, certainly as we relocate stores if we decide to do that, you would be closing, say, possibly some underperforming mall stores and you might relocate them in an off-mall power center or strip center where the Justice stores are primarily located.

Janet Kloppenburg  - JJK Research - Analyst
Do you have any idea what extent of the store base would represent that opportunity?

David Jaffe  - Dress Barn, Inc. - President and CEO
No, and again in October or whenever we get together, that would be something we would be prepared to address more specifically.  At this point we're not prepared to talk about that.

Janet Kloppenburg  - JJK Research - Analyst
Okay, great. Thanks for your time.

Operator:
Dana Telsey, Telsey Advisory Group.

Dana Telsey  - Telsey Advisory Group - Analyst
Good morning, everyone, and congratulations. Could you please talk a little bit about, on the Dress Barn side, were there other acquisitions that you were looking at? And what do you see as the most impactful thing about the Tween Brands acquisition? And do you see product extensions as an opportunity?

And Mike, what about on your side? Were there other opportunities you were looking at for the business? Thank you.

David Jaffe  - Dress Barn, Inc. - President and CEO
Thanks, Dana. I would tell you that we have been public about looking for the right acquisition opportunity for a couple of years and we have looked at numerous different opportunities, some more carefully than others. And for the better part of our search, we had really gotten excited about Tween Brands just because I really thought they had that niche figured out. I wasn't -- as I looked at the two businesses, I wasn't as excited about the Limited Too business and when that got converted, that was really the beginning of our dialogue because I think it falls very much in line with the commonalities of what dress barn and maurices stand for.

Mike Rayden  - Tween Brands - Chairman and CEO
And on our side, we were not really looking to -- the Company was not for sale in any way, shape, or form. David approached us and over most recent time, clearly we have had discussions with financial partners that we have in the normal course of business. And so this had not been, for me, a look for a strategic partner at all. It happened and it seemed to be right and that's where we are today.

Dana Telsey  - Telsey Advisory Group - Analyst
Thank you.

Operator:
Greg Margolis, Visium

Greg Margolis – Visium Asset Management - Analyst
Janet sort of asked the question, but I was interested, David, in your thoughts on e-Commerce. Obviously they've got a more mature Internet and catalog business and how that may help you. You sort of answered on it, but if there's anything you want to expand on.

David Jaffe  - Dress Barn, Inc. - President and CEO
No, I think that's it. We're excited about the opportunity to learn from people that have been doing a great job at it for a while.

Greg Margolis – Visium Asset Management - Analyst
Okay, thanks.

Operator:
Eric Marzucco, Dominick & Dominick.

Eric Marzucco  - Dominick & Dominick - Analyst
Congratulations, guys. My first question is Dress Barn has performed relatively well in a tough, very tough retail environment. So why expand now into the preteen market, which is traditionally a very unpredictable market?

David Jaffe  - Dress Barn, Inc. - President and CEO
Well, I think that the business is really well-positioned, as I said earlier. This is it. This is the unique, dominant player in the field and having two little girls myself, I know how important fashion is to this girl and I think these guys do the best job at it. So, while their performance recently may be a little bit challenged, I see that as an opportunity. I see it as being able to come in and help them out during a tough time and be able to benefit together when we come through this.

Eric Marzucco  - Dominick & Dominick - Analyst
Got you, next question is, you just touched on it briefly, but you guys said the company was not for sale -- did Tween, Why didn't Tween conduct a full market check or conduct a full auction process?

Mike Rayden  - Tween Brands - Chairman and CEO
We weren't required to do that, number one. And clearly we would have entertained any other interest in the business. This merger seemed to be right on both sides from both of our Board's perspectives. We saw the synergy for great future opportunity and cultural fits, and our Board regardless of whether we have made a transaction had a great belief in our future success and viability. And even though our recently amended bank amendment may have put some financial constraints on the Company, in the first quarter as we mentioned, we clearly beat the numbers that we had given the bank and felt there was no need to be looking to put the Company up for auction or sale.

Eric Marzucco  - Dominick & Dominick - Analyst
Got you. In regards to the Tween debt, is there any change of control language that may be problematic in terms of completing the deal?

Mike Rayden  - Tween Brands - Chairman and CEO
No.

Eric Marzucco  - Dominick & Dominick - Analyst
Okay and lastly, you guys touched briefly -- I think there was a question asked on the break fee. You didn't mention amount. Do you have the amount and is there a reverse termination fee as well?

David Jaffe  - Dress Barn, Inc. - President and CEO
There is a breakup fee. You know, Armand nd -- Julie is writing me a note here.

Armand Correia  - Dress Barn, Inc. - SVP and CFO
It's a little over $5 million, David.

David Jaffe  - Dress Barn, Inc. - President and CEO
There you go, $5.15 million, but just --

Eric Marzucco  - Dominick & Dominick - Analyst
Okay, as far as a reverse termination fee, is at the same or is there one?

David Jaffe  - Dress Barn, Inc. - President and CEO
I am not aware. Armand? Anybody else on the call? I am not aware of one. No.

Armand Correia  - Dress Barn, Inc. - SVP and CFO
No, there is not.

Eric Marzucco  - Dominick & Dominick - Analyst
Okay, thanks, guys. Good luck.

Operator:
A follow-up from Scott Krasik, C.L. King.

Scott Krasik  - C.L. King - Analyst
Thanks. David, does the exchange ratio change with the stock price changing? Is there a collar?

David Jaffe  - Dress Barn, Inc. - President and CEO
No, it's fixed.

Scott Krasik  - C.L. King - Analyst
So with your stock trading up then the value of the deal goes up?

David Jaffe  - Dress Barn, Inc. - President and CEO
That's correct.

Scott Krasik  - C.L. King - Analyst
Okay, then maybe from both your standpoints, why now? David, you are acquiring ahead of the holiday season a company that just did a minus 23 comp. Obviously inventory looks clean, but it isn't exactly what you were looking for based on your criteria. And Mike, maybe the same question. Why not see if you can get some improvement in the holiday and then your stock could have gone up and found a better deal?

David Jaffe  - Dress Barn, Inc. - President and CEO
I will let Mike answer. But from my perspective, I wasn't really concerned about one season. Scott, you know us well enough that we are long-term players and long term I see this as a great opportunity to partner with a great retailer, a great management team. And just like we both benefited when Dress Barn and maurices merged, I think all three divisions are going to come out better for this.

And so waiting a month or a season or whatever to me made no sense. I think the value, you know, the market is being very, very nervous now about all women's retailers and I think the valuations are really low. And while our stock may be a little bit lower than I would like it to have been when we did this, I think at the same time, Tween stock was low, so I think it's a reasonably priced deal and has significant upside for all shareholders.

Mike Rayden  - Tween Brands - Chairman and CEO
That's the reason our Board was highly interested in stock deal because we believed that these three brands as we move forward here are going to benefit all shareholders. It was not about the premium at the moment. It was more about the ratio and the opportunity going forward. And I will tell you that nobody here at Tween Brands believes that this brand isn't going to improve on a negative 23 comp.

Scott Krasik  - C.L. King - Analyst
Sure, all right. I appreciate it. I hope so too. Thanks, guys. Good luck.

Operator:
That does conclude today's question-and-answer session. I would now like to turn the call back over to management for closing comments.

David Jaffe  - Dress Barn, Inc. - President and CEO
I would like to thank everyone for participating in our call. We look forward to meeting with you again in October to give you a more nuanced analysis of why we are so excited about this transaction. Thank you very much. Good day.

Operator:
Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a wonderful day.